Exhibit 99.1

Veritone Beats Top and Bottom Line Guidance with Record Q3 Results, Raises Guidance for Fiscal 2021

- Q3 Software Product & Services Revenue Up 169% Year over Year -

  Generated Record Revenue of $22.7 Million, Up 44% Year over Year
  Grew Software Products & Services Revenue to $9.0 Million, Up 169% Year over Year
  Increased Gross Profit to $16.8 Million, Up 50% Year over Year
  Reported GAAP Net Loss of $11.4 Million, Compared to $11.0 Million in Q3 2020
  Posted Non-GAAP Net Loss of $2.3 Million, a 46% Improvement Year over Year
  Raised Full Year 2021 Guidance, Increasing Revenue Midpoint to $104.3 Million and Improving Non-GAAP Net Loss Midpoint to $0.8 Million
  Closed and Integrated the Acquisition of PandoLogic Ltd., an AI-Enabled Recruitment Platform Company

DENVER--(BUSINESS WIRE)--November 9, 2021--Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive Enterprise AI platform, today reported results for the third quarter ended September 30, 2021.

Veritone reported record revenue of $22.7 million for the third quarter of 2021, reflecting its sixth consecutive record quarter, driven by greater than 40% growth from its organic Software Products & Services as well as contributions from PandoLogic Ltd., the AI-enabled recruitment platform company acquired on September 14, 2021. For the third quarter of 2021, GAAP net loss was $11.4 million. Non-GAAP net loss was $2.3 million, improving $2.0 million compared with the third quarter of 2020.

“Veritone’s third quarter of 2021 was transformative financially and operationally,” said Chad Steelberg, Chairman and CEO of Veritone. “We acquired PandoLogic, which with just two weeks’ contribution helped drive 44% top line growth year-over-year. Our integration is delivering synergies and providing us confidence to raise our full year 2021 revenue guidance, the midpoint of which represents over 80% growth compared to 2020.”

The Company’s performance reflects a maturing platform with its more comprehensive suite of Software Products & Services (including PandoLogic) and Managed Services. Accordingly, management is presenting its revenue to report as between these categories as well as by its Commercial Enterprise and Government & Regulated Industries (GRI) customer groups.

Ryan Steelberg, President of Veritone added, “We expect to finish 2021 positioned stronger than ever. As a recognized leader in the AI and machine learning ecosystem, Veritone is poised to further accelerate its growth and extend AI into all industries across the globe.”

Recent Business Highlights

  Awarded as a “Product of the Year, 2021” for MARVEL.ai. by the National Association of Broadcasters (NAB).
  Named the first multi-cloud AI platform provider formally approved for use across the entire 59 agencies of the US Department of Justice.
  Partnered with RECUR to create Non-Fungible Tokens (NFTs) using licensed Pac-12 Network’s content in new college sports marketplace.
  Partnered with digital media studio Mythical Entertainment with over 75 million subscribers on YouTube to develop synthetic voices with Veritone MARVEL.ai
  Integrated MARVEL.ai’s synthetic voice and PandoLogic’s Wade & Wendy conversational AI with human avatar to further automate recruiting processes and enter the metaverse.
  Deployed Veritone’s solar and battery optimization software to a top 20 US utility customer.
  Expanded CBS News licensing agreement to include international market opportunities.
  Launched Veritone Contact to streamline transparency and reporting initiatives for local law enforcement.
  Partnered with New Zealand’s MediaWorks to provide AI-driven insights.
  Acquired and integrated PandoLogic Ltd.

Business Outlook

Management again increased its full year 2021 guidance, reflecting the expedient acquisition and efficient integration of PandoLogic.

Fourth Quarter 2021

  Revenue is expected to be in the range of $43.8 million to $45.3 million, representing a 165% increase year over year at the midpoint.
  Non-GAAP net income is expected to be in the range of $8.5 million to $10.0 million, versus a non-GAAP net loss of $3.9 million in the fourth quarter of 2020.

Full Year 2021

  The Company increased its 2021 revenue expectations to be in the range of $103.0 million to $105.5 million, representing a 81% increase year over year at the midpoint.
  The Company narrowed its 2021 non-GAAP net loss expectations to be in the range of $1.5 million to breakeven, versus a non-GAAP net loss of $20.6 million in 2020.

Financial Results for Third Quarter Ended September 30, 2021

Revenue was a record $22.7 million, compared with $15.7 million in the third quarter of 2020. The 44% year on year growth reflects a $5.7 million, or 169%, increase in Software Products & Services revenue, including the recently acquired PandoLogic, coupled with a $1.3 million, or 10%, increase in Managed Services. Gross profit reached $16.8 million in the third quarter of 2021, a $5.6 million, or 50%, increase year over year, compared with the third quarter of 2020, driven largely by the PandoLogic contribution and revenue growth. Gross margin improved to 74% versus 71% in the third quarter of 2020.

GAAP net loss was $11.4 million, compared with $11.0 million in the third quarter of 2020. Non-GAAP net loss was $2.3 million, improving $2.0 million year-over-year compared with $4.3 million in the third quarter of 2020. This was driven by the $1.5 million improvement in Core Operations, which reported third quarter of 2021 non-GAAP net income of $1.9 million reflecting higher gross margins partially offset by greater operating expenses to support the Company’s growth.

As of September 30, 2021, the Company had cash and cash equivalents of $72.6 million, including approximately $57.0 million of cash received from Managed Services clients for future payments to vendors, and no long-term debt.

Conference Call

Veritone will hold a conference call on Tuesday, November 9, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the third quarter of 2021 and its outlook for the fourth quarter and full year of 2021, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

● Preregister*	https://www.incommglobalevents.com/registration
● Live audio webcast:	investors.veritone.com
● Domestic call number:	844-200-6205
● International call number:	646-904-5544
● Call ID:	826103

* Callers who pre-register will be emailed upon registering a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through November 16, 2021:

Replay number:	1 866 813 9403
International replay number:	1 929 458 6194
Replay ID:	541050

About the Presentation of Supplemental Non-GAAP Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including “gross profit,” “non-GAAP net income (loss),” and “non-GAAP net income (loss) per share.” Gross profit is the Company’s revenue less its cost of revenue. Non-GAAP net income (loss) and non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and due diligence costs, and severance and executive search costs. Tables detailing the items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, and reconciling such non-GAAP measures with the most directly comparable GAAP measures are included following the financial statements attached to this news release. In addition, following the financial statements attached to the press release, the Company has provided supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other (expense) income, net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above that are applicable to such measures, and reconciling such non-GAAP measures to the applicable most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of our consolidated Software Products & Services (including recently acquired PandoLogic Ltd.) and Managed Services that include our content licensing and advertising services, and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public –company driven costs.

Commercial Enterprise, which (as of today) today consists of customers in the commercial sector, including our media and entertainment customers, advertising customers, content licensing customers and customers through PandoLogic that are not from government or regulated industries, and (2) Government & Regulated Industries (GRI), which today consists of customers in the government and regulated industries sectors, including our state, local and federal government, legal, compliance and energy customers.

Software Products & Services consists of revenues generated from our aiWARE platform and through PandoLogic’s software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from our advertising agency and related services and content licensing services.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow. Veritone is headquartered in Denver, Colorado. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expected total revenue and Non-GAAP net loss in the fourth quarter and full year of 2021. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the Company’s success in integrating the recently acquired PandoLogic business; the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof; the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and undue reliance should not be placed on these forward-looking statements. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share and share data)
(Unaudited)

	As of
	September 30,	December 31,
	2021	2020
ASSETS

Cash and cash equivalents	$72,645	$114,817
Accounts receivable, net	57,903	16,666
Expenditures billable to clients	25,236	18,365
Prepaid expenses and other current assets	10,683	6,719
Total current assets	166,467	156,567
Property, equipment and improvements, net	1,178	2,354
Intangible assets, net	92,904	10,744
Goodwill	27,999	6,904
Long-term restricted cash	855	855
Other assets	1,793	230
Total assets	$291,196	$177,654
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$33,102	$15,632
Accrued media payments	75,171	55,874
Client advances	8,402	6,496
Contingent consideration short term	19,307	-
Other accrued liabilities	37,131	10,246
Total current liabilities	173,113	88,248
Contingent consideration long term	8,533	-
Other non-current liabilities	1,884	1,196
Total liabilities	183,530	89,444
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.001 per share; 75,000,000 shares authorized; 32,957,860 and 31,799,354 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	35	32
Additional paid-in capital	442,870	368,477
Accumulated deficit	(335,091)	(280,365)
Accumulated other comprehensive income	(148)	66
Total stockholders' equity	107,666	88,210
Total liabilities and stockholders' equity	$291,196	$177,654

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$22,655	$15,718	$60,156	$40,890
Operating expenses:
Cost of revenue	5,808	4,553	15,862	11,566
Sales and marketing	5,906	5,255	17,586	15,116
Research and development	5,254	3,587	14,860	10,673
General and administrative	15,037	11,950	62,225	34,836
Amortization	1,683	1,346	3,840	4,040
Total operating expenses	33,688	26,691	114,373	76,231
Loss from operations	(11,033)	(10,973)	(54,217)	(35,341)
Other expense, net	(15)	(4)	(38)	(108)
Loss before provision for income taxes	(11,048)	(10,977)	(54,255)	(35,449)
Provision for income taxes	396	36	471	41
Net loss	$(11,444)	$(11,013)	$(54,726)	$(35,490)
Net loss per share:
Basic and diluted	$(0.34)	$(0.40)	$(1.67)	$(1.31)
Weighted average shares outstanding:
Basic and diluted	33,332,668	27,593,315	32,752,939	27,162,880
Comprehensive loss:
Net loss	$(11,444)	$(11,013)	$(54,726)	$(35,490)
Foreign currency translation gain, net of income taxes	-	6	7	11
Total comprehensive loss	$(11,444)	$(11,007)	$(54,719)	$(35,479)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(54,726)	$(35,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,177	4,816
Loss on disposal of fixed assets	1,894	102
Provision for doubtful accounts	14	291
Loss on sublease	1,211	—
Change in fair value of warrant liability	—	200
Change in fair value of Contingent consideration	256	—
Stock-based compensation expense	33,491	13,698
Changes in assets and liabilities:
Accounts receivable	(19,907)	3,535
Expenditures billable to clients	(6,871)	(9,822)
Prepaid expenses and other assets	5,014	(131)
Accounts payable	4,288	4,254
Accrued media payments	19,297	14,562
Client advances	1,906	4,687
Other accrued liabilities	7,016	708
Other liabilities	(600)	(128)
Net cash used in operating activities	(3,540)	1,282

Cash flows from investing activities:
Proceeds from the sale of equipment	—	56
Capital expenditures	(435)	(61)
Acquisitions, net of cash acquired	(47,603)	—
Net cash (used in) provided by investing activities	(48,038)	(5)

Cash flows from financing activities:
Proceeds from issuances of stock under employee stock plans, net	7,127	356
Proceeds from the exercise of warrants	2,279	2,100
Proceeds from common stock offerings, net	—	6,517
Proceeds from loan	—	6,491
Repayment of loan	—	(6,491)
Net cash provided by financing activities	9,406	8,973

Net increase in cash and cash equivalents and restricted cash	(42,172)	10,250
Cash and cash equivalents and restricted cash, beginning of period	115,672	44,920
Cash and cash equivalents and restricted cash, end of period	$73,500	$55,170

VERITONE, INC. REVENUE DETAIL (UNAUDITED) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2021
	Commercial Enterprises	Government & Regulated Industries	Total	Commercial Enterprises	Government & Regulated Industries	Total
Software Products & Services	$8,069	$958	$9,027	$16,595	$2,696	$19,292
Managed Services	13,627	-	13,627	40,863	-	40,863
Revenue	$21,697	$958	$22,654	$57,458	$2,696	$60,155

	Three Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2020
	Commercial Enterprises	Government & Regulated Industries	Total	Commercial Enterprises	Government & Regulated Industries	Total
Software Products & Services	$2,462	$889	$3,351	7,686	$1,775	$9,461
Managed Services	12,367	-	12,367	31,429	-	31,429
Revenue	$14,829	$889	$15,718	$39,115	$1,775	$40,890

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET INCOME (LOSS) (UNAUDITED)

(in thousands)

	Three Months Ended September 30,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(427)	$(11,017)	$(11,444)	$(1,670)	$(9,343)	$(11,013)
Provision for income taxes	390	6	396	—	36	36
Depreciation and amortization	1,698	81	1,779	1,480	130	1,610
Stock-based compensation expense	878	4,393	5,271	627	4,484	5,111
Change in fair value of Contingent consideration	—	256	256	—	—	—
State sales tax reserve	—	22	22	—	—	—
Acquisition and due diligence costs	—	1,426	1,426	—	—	—
Severance and executive search	—	—	—	—	—	—
Non-GAAP Net Income (Loss)	$2,539	$(4,833)	$(2,294)	$437	$(4,693)	$(4,256)

	Nine Months Ended September 30,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(3,933)	$(50,793)	$(54,726)	$(7,825)	$(27,665)	$(35,490)
Provision for income taxes	390	82	472	—	41	41
Depreciation and amortization	3,865	324	4,189	4,189	627	4,816
Stock-based compensation expense	4,589	28,902	33,491	1,716	11,982	13,698
Change in fair value of warrant liability	—	—	—	—	200	200
Change in fair value of Contingent consideration	—	256	256	—	—	—
Warrant expense	—	—	—	—	102	102
State sales tax reserve	—	306	306	—	—	—
Gain on sale of asset	—	—	—	—	(56)	(56)
Interest expense	—	—	—	—	9	9
Acquisition and due diligence costs	—	2,161	2,161	—	—	—
Charges related to sublease	—	3,367	3,367	—	—	—
Severance and executive search		349	349	—	—	—
Non-GAAP Net Income (Loss)	$4,911	$(15,046)	$(10,135)	$(1,920)	$(14,760)	$(16,680)

(1) Core Operations consists of our consolidated Software Products & Services (including recently acquired PandoLogic Ltd.) and Managed Services that include our content licensing and advertising services, and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)

	Three Months Ending	Year Ending
	December 31, 2021	December 31, 2021
Net loss	($4.7) to ($3.2)	($58.4) to ($56.9)
Provision for income taxes	$0.4	$0.9
Charges related to sublease	—	$3.4
Change in fair value of Contingent consideration	$1.5	$1.5
Depreciation and amortization	$5.1	$8.7
Stock-based compensation expense	$6.1	$39.6
Other	—	$2.8
Non-GAAP net income (loss)	8.5 to 10.0	($1.5) to 0

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

(in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$22,655	$15,718	$60,156	$40,890
Cost of revenue	5,808	4,553	15,862	11,566
Gross profit	16,847	11,165	44,294	29,324

GAAP sales and marketing expenses	5,906	5,255	17,586	15,116
Stock-based compensation expense	(226)	(278)	(1,358)	(654)
Severance and executive search	—	—	(236)	—
Non-GAAP sales and marketing expenses	5,680	4,977	15,992	14,462

GAAP research and development expenses	5,254	3,587	14,860	10,673
Stock-based compensation expense	(431)	(172)	(2,016)	(593)
Severance and executive search	—	—	(14)	—
Non-GAAP research and development expenses	4,823	3,415	12,830	10,080

GAAP general and administrative expenses	15,037	11,950	62,225	34,836
Depreciation	(95)	(264)	(350)	(776)
Stock-based compensation expense	(4,615)	(4,661)	(30,117)	(12,451)
Warrant expense	—	—	—	(102)
Change in Fair Value of Contingent consideration	(256)	—	(256)	—
Charges related to sublease	—	—	(3,367)	—
State sales tax reserve	(22)	—	(306)	—
Acquisition and due diligence costs	(1,426)	—	(2,161)	—
Severance and executive search	—	—	(99)	—
Non-GAAP general and administrative expenses	8,623	7,025	25,569	21,507

GAAP amortization	(1,683)	(1,346)	(3,840)	(4,040)

GAAP loss from operations	(11,033)	(10,973)	(54,217)	(35,341)
Total non-GAAP adjustments (1)	8,754	6,721	44,120	18,616
Non-GAAP loss from operations	(2,279)	(4,252)	(10,097)	(16,725)

GAAP other expense, net	(15)	(4)	(38)	(108)
Change in fair value of warrant liability	—	—	—	200
Interest expense	—	—	—	9
Gain on sale of asset	—	—	—	(56)
Non-GAAP other (expense) income, net	(15)	(4)	(38)	45

GAAP loss before income taxes	(11,048)	(10,977)	(54,255)	(35,449)
Total non-GAAP adjustments (1)	8,754	6,721	44,120	18,769
Non-GAAP loss before income taxes	(2,294)	(4,256)	(10,135)	(16,680)

Income tax provision	396	36	471	41

GAAP net loss	(11,444)	(11,013)	(54,726)	(35,490)
Total non-GAAP adjustments (1)	9,150	6,757	44,591	18,810
Non-GAAP net loss	$(2,294)	$(4,256)	$(10,135)	$(16,680)

Shares used in computing non-GAAP basic and diluted net loss per share	33,333	27,593	32,753	27,163
Non-GAAP basic and diluted net loss per share	$(0.07)	$(0.15)	$(0.31)	$(0.61)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.
Supplemental Financial Information

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a pro forma basis, as further described below.

Managed Services Supplemental Financial Information	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2020	2020	2021	2021	2021
Avg. billings per active Managed Service client (in 000's)(1) (2)	$522	$545	$582	$622	$615
Revenue during quarter (in 000's)(2)	$8,764	$9,747	$10,327	$9,968	$9,647

(1): “Avg billings per active Managed Services client” for each quarter reflects the average quarterly billings per active Managed Services client over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(2): Managed Services revenue and metrics exclude content licensing & media services.

Software Products & Services Supplemental Financial Information	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2020	2020	2021	2021	2021
Software Revenue - Pro Forma ($000) (3)	$14,154	$30,869	$10,183	$20,072	$21,860
Ending Customers (4)	322	360	385	419	433
Average Annual Revenue (AAR) ($000) (5)	$110	$206	$199	$203	$208
Total New Bookings ($000) (6)	$2,083	$1,437	$2,442	$4,896	$3,356
Gross Revenue Retention (7)	>85%	>90%	>90%	>90%	>90%

(3): “Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past five (5) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2020.

(4): “Ending Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd.

(5): “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(6): “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services). This also excludes PandoLogic new bookings for Q3 and Q4 2020 as those periods were deemed immaterial and data was not readily available.

(7): “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Customers who are no longer customers as of the current period end, or Current Period Ending Customer Revenue. We then divide the total Current Period Ending Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

Contacts

Company Contact:
Brian Alger, CFA
SVP, Corporate Development & Investor Relations
Veritone, Inc.
(949) 386-4318
investors@veritone.com

Investor Relations Agency:
Kirsten Chapman
LHA Investor Relations
(415) 433-3777
veritone@lhai.com